EXHIBIT 5

BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

This BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT (this "**Agreement**"), dated as of March 13, 2024, 2024, is entered into by and between Genius Group Ltd and its subsidiaries, a public limited company duly organized and operating under the Laws of Singapore (the "**Purchaser**"), and LZG International, Inc., a Florida corporation (the "**Seller**"). The Seller and the Purchaser are sometimes referred to individually in this Agreement as a "**Party**" and collectively as the "**Parties**".

RECITALS

A. Pursuant to that certain Purchase Agreement (the "**Purchase Agreement**"), dated January 24, 2024, by and between the Purchaser and the Seller, the Seller agreed to sell, convey, transfer, assign and deliver to the Purchaser the Assets.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1. Capitalized Terms. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Purchase Agreement.

2. Bill of Sale, Assignment and Assumption. Effective as of the Closing, and subject to the terms and conditions set forth in the Purchase Agreement and this Agreement: (a) the Seller hereby sells, conveys, transfers, assigns and delivers (collectively, the "**Assignment**") to the Purchaser or its designee, free and clear of all Encumbrances, all of the Seller's right, title and interest in, to and under the Assets (as set forth on Exhibit A hereto), and the Purchaser accepts the Assignment; and (b) the Purchaser hereby assumes and agrees to assume and discharge the Liabilities as set forth on Exhibit A hereto.

3. Excluded Liabilities. It is not the intention of either the Seller or the Purchaser that the assumption by the Purchaser of any Liabilities shall in any way enlarge the rights of any third parties relating thereto. The Purchaser does not, and will not by assumption of any Liabilities or the acceptance of this Agreement, or otherwise, assume or be deemed to have guaranteed, and will not be liable or otherwise have any responsibility for any assets other than the Assets or any liabilities other than the Liabilities outlined in Exhibit A.

4. Terms of the Purchase Agreement. The Seller acknowledges and agrees that the representations, warranties, covenants and agreements contained in the Purchase Agreement shall neither be superseded or expanded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

5. Further Assurances. Each Party covenants and agrees, at its own expense, to execute, acknowledge and deliver such further documents, instruments or conveyances of transfer and assignment and to take such other actions as such other Party may reasonably request to carry out the provisions hereof and give effect to the assignments and assumptions contemplated by this Agreement.

6. Binding Effect. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and assigns; *provided, however*, that no assignment of any Party's rights or obligations may be made without the written consent of the other Party and any such assignment

DS RH DS PR

will provide that the assigning Party will continue to be bound by all obligations hereunder as if such assignment had not occurred and perform such obligations to the extent that its assignee fails to do so; *provided, further, however*, that the Purchaser may assign its rights and delegate its duties hereunder to any Affiliate of the Purchaser without first obtaining such consent.

7. No Third Party Beneficiaries. This Agreement is for the sole benefit of the Parties, their successors and permitted assigns, and, except as aforesaid, no provision of this Agreement will be deemed to confer any remedy, claim or right upon any third party.

8. Governing Law; Jurisdiction. This Agreement shall be interpreted and construed in accordance with the laws of the State of New York. Any and all claims, controversies and causes of action arising out of or relating to this Agreement, whether sounding in contract, tort, statute, or otherwise, shall be governed by the laws of the State of New York, without giving effect to any conflict-of-laws rule that would result in the application of the laws of a different jurisdiction. EACH PARTY HEREBY CONSENTS AND AGREES THAT THE FEDERAL AND STATE COURTS OF THE STATE OF NEW YORK WILL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE PARTIES PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT, EACH PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH IN SECTION 10.4 OF THE PURCHASE AGREEMENT AND THAT SERVICE SO MADE WILL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY'S ACTUAL RECEIPT THEREOF OR FIVE BUSINESS DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID.

9. Waiver of Jury Trial. NO PARTY TO THIS AGREEMENT OR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF A PARTY WILL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER AGREEMENTS OR THE DEALINGS OR THE RELATIONSHIP BETWEEN THE PARTIES. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION 9 HAVE BEEN FULLY DISCUSSED BY THE PARTIES, AND THESE PROVISIONS WILL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 9 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

10. Specific Performance. The Parties acknowledge and agree that the other Party would be irreparably harmed if any of the provisions of this Agreement (including failing to take such actions as are required of it hereunder) are not performed in accordance with their specific terms and that any breach of this Agreement could not be adequately compensated in all cases by monetary damages alone. Accordingly, the Parties will be entitled to seek enforcement of any provision of this Agreement by a decree of specific performance or to other equitable relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking. Each of the

DS RH DS PR

Parties agrees that it will not oppose the granting of specific performance or other equitable relief permitted by this Agreement on the basis that: (a) the other Party has an adequate remedy at Law; or (b) an award of specific performance is not an appropriate remedy for any reason at Law or equity.

11. **Counterparts**. This Agreement may be executed, including by way of electronic signature (pdf and facsimile formats included) in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

DS RH DS PR

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first set forth above by their respective officers thereunto duly authorized.

PURCHASER:

GENIUS GROUP LIMITED,
a public Singapore company

DocuSigned by:
By: Roger Hamilton
25E8FE9140A14F8...
Name: Roger Hamilton
Title:

SELLER:

LZG INTERNATIONAL, INC.
a Florida corporation

DocuSigned by:
By: Peter Ritz
0699C612BD33446...
Name: Peter Ritz
Title:

Exhibit A

List of the Assets

100% of the membership interests of FB Primesource Acquisition, LLC

Assets of FB Primesource Acquisition, LLC:

100% stock ownership of five companies organized under Kazakhstan law and operating in Kazakhstan:

1) Prime Source LLP, founded 11/26/2007;

2) Digitalism LLP, founded 03/14/2008;

3) InFin-IT-Solution LLP, founded 11/06/2008;

4) Prime Source Innovation LLP, founded 06/18/2020;

5) Prime Source-Analytical Systems LLP, founded 02/17/2006

IP property and certain related business assets of LZG, which shall have been contributed before closing to FB Primesource Acquisition, LLC, consisting of:

1) Software and IP related to Outcomes Engine Risk Frameworks, including the Agatha and Ness AML tools, plus US Patent Application No. 63/466,232, entitled "Method and System for Gradient Intelligent Machine Learning";

2) Software and IP related to Angelina Foreign Exchange & Trade IQ Peer Intelligence;

3) Software and IP related to RansomProof SaaS;

4) Software and IP related to Ginger F2F Yield Optimization framework and

5) Software and IP related to CovidRisk.Live for Digital Health SaaS.

Liabilities of FB Primesource Acquisition, LLC, not to exceed fifteen million dollars ($15,000,000):

Ordinary trade obligations incurred in the ordinary course of business

obligations incurred by LZG in connection various business acquisitions and assumed prior to closing by Primesource,

commitment to fund LZG's expenses and costs in winding and liquidating LZG after closing.

DS RH DS PR